EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

As of December 31, 1994, the following are wholly-owned subsidiaries of the Registrant except as noted:

                           State or Other
                           Jurisdiction of
                           Incorporation
Subsidiary                 or Organization

Specialty Products

Delta International Machinery Corp.  Minnesota

  Pentair Canada, Inc. 1   Ontario, Canada

Porter-Cable Corporation   Minnesota

McNeil (Ohio) Corporation  Minnesota

  F. E. Myers Co., Division of
   McNeil (Ohio) Corporation              -

  Pentair Canada, Inc. 1   Ontario, Canada


General Industrial Equipment

McNeil (Ohio) Corporation  Minnesota

  Lincoln Industrial, Division of
   McNeil (Ohio) Corporation              -

  Lincoln Automotive, Division of
   McNeil (Ohio) Corporation              -

   Pentair Canada, Inc. 1  Ontario, Canada

   APNO, S.A. de C.V. 2    Mexico

   Telestack Company 2     Ohio

FC Holdings Inc.           Delaware

  Federal-Hoffman, Inc. 3  Minnesota

   Federal Cartridge Company, Division
     of Federal-Hoffman, Inc.             -

   Hoffman Engineering Company,
     Division of Federal-Hoffman, Inc.         -

   Hoffman Engineering Company
        Limited 4          United Kingdom

   Hoffman Engineering, S.A. de C.V.4     Mexico


  Schroff Inc. 3           Rhode Island

  Schroff Co. Ltd. 3       Taiwan

  Schroff K.K. 3           Japan

EuroPentair, GmbH          Germany

  Schroff, GmbH 5          Germany

  Schroff U.K. Ltd. 5      United Kingdom

  Schroff S.A. 5           France

  Schroff S.r.L. 5         Italy

  Schroff Scandinavia AB 5 Sweden

  Lincoln GmbH 6           Germany

    Lincoln Belgium N.V.   Belgium


Paper Products

Cross Pointe Paper Corporation       Minnesota

  Flambeau Paper Corp. 7   Wisconsin

  Miami Paper Corporation 7          Minnesota

  Dayton Paper Corporation 7         Minnesota

Niagara of Wisconsin Paper
 Corporation               Wisconsin

Pentair Duluth Corp. 8     Minnesota

Pentair Duluth Pulp Corp.9 Minnesota

Duluth Holdings (Paper) Corp.        Minnesota

General Corporate

Federal-Hoffman International, Inc. 4     Guam

Pentair FSC Corporation 2  U.S. Virgin Islands

Penwald Insurance Company  Vermont


FOOTNOTES:

1  Wholly-owned by Delta International Machinery Corp. and
McNeil (Ohio) Corporation, having the following divisions:  Delta
International Machinery, F. E. Myers Company, and Lincoln
Canada.

2  A wholly-owned subsidiary of McNeil (Ohio) Corporation.

3  A wholly-owned subsidiary of FC Holdings Inc.

4  A wholly-owned subsidiary of Federal-Hoffman, Inc.

5  A wholly-owned subsidiary of EuroPentair, GmbH.

6 Wholly-owned by EuroPentair GmbH and Telestack Company, a subsidiary of McNeil (Ohio) Corporation.

7  A wholly-owned subsidiary of Cross Pointe Paper Corporation.

8  Pentair Duluth has a 50% interest in Lake Superior Paper
Industries, a joint venture with Minnesota Paper Incorporated.

9 Pentair Duluth Pulp, a wholly-owned subsidiary of Duluth Holdings (Paper) Corp., has a 50% interest in LSPI Fiber Co., a joint venture with Minnesota Pulp Incorporated, which has a 24% interest in Superior Recycled Fiber Industries, a Minnesota joint venture of which the 76% owner is Superior Recycled Fiber Corporation.